Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We have issued our report dated April 2, 2007, accompanying the consolidated financial statements of Encore Bancshares, Inc. and Subsidiaries contained in the Amendment No. 2 of the Registration Statement on Form S-1 and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton LLP

Houston, Texas

July 2, 2007